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                                                                    Exhibit 14.4

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form F-4 No. 333-121220) of Mittal Steel Company N.V. (formerly Ispat International N.V.) and in the related Prospectus and in the Registration Statement (Form S-8 No. 333-107102) pertaining to the Ispat International N.V. Global Stock Option Plan, of our report dated February 14, 2003, with respect to the financial statements of Caribbean Ispat Limited, included in this Annual Report (Form 20-F) for the year ended December 31, 2004.

Port of Spain,
TRINIDAD:
March 28, 2005

/s/ Ernst & Young